Exhibit 10.34
Additional Compensation Information for Named Executive Officer
On November 30, 2010, the Board, based on the recommendation of the Compensation Committee, approved a change to the base salary, effective December 1, 2010, of the following executive officer:

		Fiscal 2011 Base Salary
Executive Officer	Fiscal 2010 Base Salary	(Effective December 1, 2010)
Bernard Hausen, M.D., Ph.D.	$350,000	$360,500